Exhibit 99.1

VERSES® Announces Closing of

C$9,573,758 (US$7,000,331)

Public Offering of Units

Vancouver, BC – July 11, 2025 – (GLOBE NEWSWIRE) – VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSD) (“VERSES’’ or the “Company”), a cognitive computing company specializing in next-generation intelligent software systems, is pleased to announce that it has closed its previously announced public offering of 1,007,764 units (the “Units”) of the Company at a price of C$9.50 (US$6.946) per Unit (the “Offering”). Pursuant to the Offering, the Company raised gross proceeds of approximately C$9,573,758 (US$7,000,331), before deducting commissions and estimated expenses incurred in connection with the Offering.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of C$11.50 (US$8.409) per Warrant Share at any time until the date that is 36 months from the date of issuance, subject to adjustment in certain events. The Offering was completed pursuant to an agency agreement dated July 8, 2025 among the Company, A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners (collectively, the “Agents”). A.G.P. Canada Investments ULC acted as lead Agent for the Offering and A.G.P./Alliance Global Partners acted as U.S. Agent for the Offering.

The net proceeds of the Offering are intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

In connection with the Offering, the Company paid the Agents a cash commission of C$450,000 and issued to the Agents 35,271 compensation warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Share at an exercise price of C$11.50 (US$8.409) per Share until the date that is 36 months after the date of issuance. In addition, the Company paid a cash fee of US$250,000 (C$341,904) and issued 75,000 corporate finance fee warrants to a financial advisor, with such corporate finance fee warrants having identical terms to the Compensation Warrants.

The Offering was completed in Canada pursuant to a prospectus supplement dated July 9, 2025 (the “Supplement”) to the Company’s base shelf prospectus receipted on September 26, 2024 (the “Base Shelf Prospectus”). The Supplement was filed with the securities commissions in all of the provinces and territories of Canada, except Quebec, and with the U.S. Securities and Exchange Commission (the “SEC”) in the United States. Copies of the Supplement and the Base Shelf Prospectus can be obtained on SEDAR+ at www.sedarplus.ca. The Offering was conducted in the United States pursuant to a U.S. registration statement on Form F-10, declared effective by the SEC on October 1, 2024 (File No. 333-282301) (as amended, the “Registration Statement”), which includes the Base Shelf Prospectus. The Registration Statement, including the Base Shelf Prospectus, as well as the Supplement are available in the United States on EDGAR at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any province, state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such province, state or jurisdiction.

References to “US$” are to United States dollars and references to or “C$” are to Canadian dollars. On July 8, 2025, the noon buying rate as reported by the Bank of Canada for the conversion of one Canadian dollar into United States dollars was C$1.00 equals US$0.7312. The Shares are currently trading in Canada on the Cboe Canada exchange under the symbol “VERS” and in the United States on the OTCQB under the symbol “VRSSD”.

About VERSES

VERSES is a cognitive computing company building next-generation intelligent software systems modeled after the wisdom and genius of Nature.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

James Christodoulou, Chief Financial Officer, Verses AI Inc.

IR@Verses.ai

(212) 970-8889

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” under applicable securities laws. All information that addresses activities or developments that we expect to occur in the future is forward-looking information. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. In this news release, such forward-looking statements include, but are not limited to, statements regarding the anticipated use of proceeds from the Offering. Actual results may differ materially from those set forth in this news release due to known and unknown risks and uncertainties affecting the Company, including the risks detailed in the Supplement, the accompanying Base Shelf Prospectus and the documents incorporated by reference therein. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update or revise such forward-looking information, whether as a result of new information, future events or results or otherwise. Investors are cautioned not to rely on these forward-looking statements and are encouraged to read the Supplement, the accompanying Base Shelf Prospectus and the documents incorporated by reference therein.

The CBOE has not approved or disapproved the contents of this news release and is not responsible for the adequacy and accuracy of the contents herein.